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                                                                    Exhibit 99.3


                               Offer to Exchange

           Up to $150,000,000 Outstanding Aggregate Principal Amount
                                    of the
                  5% Convertible Subordinated Notes Due 2002
                                   issued by

                             CELLSTAR CORPORATION

                                      for

  Up to an Aggregate of $55,000,000 in Cash, and up to $60,124,000 Aggregate Principal Amount of 12% Senior Subordinated Notes due February 2007 and up to $60,124,000 Aggregate Principal Amount of 5% Senior Subordinated Convertible
                            Notes due November 2002

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The Exchange Offer will expire at 5:00 p.m., New York City time, _______,  2002, unless extended or earlier terminated. Tenders may be withdrawn prior to
            5:00 p.m., New York City time, on the expiration date.
--------------------------------------------------------------------------------

                                                            December  ____, 2001


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by CellStar Corporation, a Delaware corporation ("CellStar"), to act as Dealer Manager in connection with CellStar's offer to exchange (the "Exchange Offer") (i) $366.67 in cash and (ii) at your election, either (a) $400.94 principal amount of 12% Senior Subordinated Notes due February 2007 (the "Senior Notes") or (b) $320.75 principal amount of Senior Notes and $80.19 principal amount of 5% Senior Subordinated Convertible Notes due November 2002 (the "Senior Convertible Notes") or (c) $400.94 principal amount of Senior Convertible Notes for each $1,000 principal amount of CellStar's currently outstanding 5% Convertible Subordinated Notes due 2002 (CUSIP Nos. 150925AC9, 150925AB1, 150925AA3 and U12623AA9) (the "Existing
Subordinated Notes") upon the terms and conditions set forth in the Prospectus, dated _______________, 2001, as may be supplemented or amended from time to time (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"). Subject to the terms and conditions of the Exchange Offer, CellStar will issue up to an aggregate of $55,000,000 in cash and up to $60,124,000 aggregate principal amount of Senior Notes and $60,124,000 aggregate principal amount of Senior Convertible Notes for up to $150,000,000 aggregate principal amount of Existing Subordinated Notes, representing 100% of the outstanding principal amount of the Existing Subordinated Notes, that are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. CellStar will also pay accrued and unpaid interest up to the date of acceptance on Existing Subordinated Notes CellStar accepts for exchange. The Senior Notes and Senior Convertible Notes are sometimes referred to herein as the "Exchange Notes."

     CellStar reserves the right to extend or terminate the Exchange Offer, and to otherwise amend the Exchange Offer in any respect. The Exchange Offer is open to all holders of Existing Subordinated Notes and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Prospectus, as may be amended or supplemented from time to time, CellStar reserves the right to waive any and all conditions to the Exchange Offer.


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     For your information and for forwarding to your clients for whom you hold
Existing Subordinated Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.  The Prospectus;

     2. The Letter of Transmittal for your use in accepting the Exchange Offer and tendering Existing Subordinated Notes and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the Existing Subordinated Notes are not immediately available, (b) time will not permit the certificates for the Existing Subordinated Notes and all other required documents to reach The Bank of New York (the "Exchange Agent") before the expiration of the Exchange Offer, or (c) the procedures for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

     4. A form of letter which may be sent to your clients for whose account you hold Existing Subordinated Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with respect to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6.  A return envelope addressed to the Exchange Agent.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on ___________, 2002 (as it may be extended, the "Expiration Date"). CellStar, in its sole and absolute discretion, may extend the Exchange Offer.

     Upon the terms and conditions of the Exchange Offer, CellStar will accept for exchange any Existing Subordinated Notes which are validly tendered and not properly withdrawn prior to the Expiration Date when, as and if CellStar has given oral or written notice of acceptance to the Exchange Agent. In all cases, the issuance of the Exchange Notes and payment of cash in exchange for Existing Subordinated Notes exchanged pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

     . the certificates evidencing such Existing Subordinated Notes or a book-entry confirmation of transfer of the Existing Subordinated Notes into the Exchange Agent's account at The Depository Trust Company;

     . a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, either a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined below); and

     .   any other documents required by the Letter of Transmittal.

The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Existing Subordinated Notes that the holder has received and has agreed to be bound by the Letter of Transmittal.

     If a registered holder of Existing Subordinated Notes wishes to tender Existing Subordinated Notes in the Exchange Offer and time will not permit the Letter of Transmittal, certificates representing such Existing Subordinated Notes and all other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Existing


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Subordinated Notes may be effected by following the Guaranteed Delivery
Procedures described in the Prospectus under the title "The Exchange Offer - Guaranteed Delivery Procedures."

     CellStar will not make any payments to brokers, dealers or other persons (other than MacKenzie Partners, Inc., as described in the Prospectus) for soliciting tenders of Existing Subordinated Notes pursuant to the Exchange Offer. CellStar will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the enclosed materials to the beneficial owners of Existing Subordinated Notes held by them as nominee or in a fiduciary capacity. CellStar will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Subordinated Notes in the Exchange Offer, except as set forth in the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at one of the addresses and telephone number set forth on the front of the Letter of Transmittal or MacKenzie Partners, Inc., the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Prospectus.

                               Very truly yours,

                               Dresdner Kleinwort Wasserstein


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON AS AN AGENT OF CELLSTAR, THE DEALER MANAGER, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures

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